Exhibit 99.1

IR Contact:
Sigma Designs, Inc.
Ed McGregor, (646) 259-2999
IR@sdesigns.com

Sigma Designs, Inc. to Acquire CopperGate Communications Ltd. Creating a
Leading Provider of Networked Home Entertainment Semiconductor Solutions

MILPITAS, Calif. and TEL AVIV, ISRAEL -- October 13, 2009 -- Sigma Designs®, Inc. (NASDAQ: SIGM) (“Sigma”) and CopperGate Communications Ltd. (“CopperGate”) today announced that the companies have entered into a definitive agreement for Sigma to acquire CopperGate in a cash and stock transaction with an agreed value of $160 million, net of CopperGate’s cash at the closing of the transaction.

CopperGate is a leading provider of silicon-based modem solutions enabling distribution of broadband digital content over all three types of wires in the home: coax, phone and power.  CopperGate solutions are deployed by service providers enabling the delivery of HDTV, VoIP and fast Internet services.   CopperGate is headquartered in Tel Aviv, Israel with operations in the U.S. and Taiwan.

The combination of Sigma and CopperGate creates a leading provider of networked home entertainment semiconductor solutions.  The companies have highly complementary technology platforms that form a portfolio of end to end solutions.  The transaction further strengthens Sigma’s position and expands its footprint with key customers, in addition to enabling cross selling opportunities.

“Sigma is committed to offering superior semiconductor solutions for the networked home entertainment market and our acquisition of CopperGate’s leading home and MDU solutions further strengthens our opportunities in this market.  Having developed three generations of ITU/HomePNA ICs since 2005 with over 12 million ICs shipped, CopperGate has proven itself a leader in the IPTV market.” said Thinh Tran, Sigma’s Chief Executive Officer. “From Sigma’s perspective, we believe that the acquisition of CopperGate provides substantial benefits to our existing business while positioning our combined company to offer superior value solutions for the future.  We believe it will enhance the breadth of our technology so that we extend our position as a world-class provider of complete home entertainment chipset solutions for all forms of media processing and communications.  By combining forces, we are able to launch a more comprehensive set of solutions and capitalize on a broader range of market opportunities.”

“CopperGate is extremely excited to be part of the Sigma team, which will bring together best-in-class product teams, technology, solutions and support to our customers to provide a larger scale of opportunities,” said Gabi Hilevitz, CopperGate’s Chief Executive Officer. “Both companies share a dedication to excellence in product innovation and have advanced the technology roadmaps in the IPTV market. We believe joining Sigma will allow us to increase our investments in next-generation products and leverage Sigma’s manufacturing expertise and RF/Analog skill set.”

The combination of Sigma and CopperGate is also expected to yield several potential synergies including synergies from leveraging manufacturing know-how and combined wafer sourcing, further SoC integration and combined research and development.

The estimated amount of cash to be paid by Sigma on the closing date is approximately $92 million, plus the amount of cash and cash equivalents estimated to be held by CopperGate at the closing, net of CopperGate transaction expenses and debt outstanding at the closing.  In addition, Sigma will issue shares of its common stock to CopperGate shareholders estimated at the time of signing to equal approximately 4.0 million shares.

Sigma has also agreed to pay up to an aggregate of $5.0 million in cash to specified CopperGate employees; provided that the eligible employee remains employed by Sigma and certain milestones are achieved.  Sigma will also assume unvested stock options held by CopperGate employees that will become exercisable for approximately 0.5 million Sigma shares when vested in accordance with their existing vesting schedules.

The definitive agreement and the acquisition have been approved by the board of directors of each company.  The closing of the transaction remains subject to closing conditions, including the approval of the shareholders of CopperGate and Israeli securities law matters.  The holders of over 95% of the outstanding capital stock of CopperGate have executed the definitive agreement.  Certain significant shareholders have also agreed to vote their shares in favor of the transaction.  The transaction is expected to close in 45 to 60 days.  UBS Securities LLC is acting as Sigma’s exclusive financial advisor.

Conference Call and Webcast to Discuss the Proposed Transaction

Sigma and CopperGate will hold a call to discuss this announcement today at 5:30 a.m. Pacific Time. Investors will have the opportunity to listen live to the conference call via the Internet through www.sigmadesigns.com/IR.  A set of slides to accompany the discussion will also be available through the website.  Institutional investors can access the call via Thomson StreetEvents at www.streetevents.com.  To listen to the live call, please go to the website at least 15 minutes early to register and download and install any necessary audio software.  For those who cannot listen to the live broadcast, a replay will be available shortly after the call via the internet through www.sigmadesigns.com/IR.  The audio replay will be available for one week after the call.

Forward-Looking Statements

Except for the historical information set forth herein, the matters set forth in this press release, including without limitation statements regarding the anticipated benefits for Sigma from the acquisition of CopperGate, including Sigma’s plans, objectives, expectations and intentions, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially, including, but not limited to, the risk that the transaction will not close in when anticipated or at all, difficulties in the integration of acquired businesses, the risk that the benefits from the transaction may not be fully realized or may take longer to realize than expected, or that the transaction will not be accretive to Sigma’s earnings, disruption from the transaction making it more difficult to maintain relationships with customers, employees or suppliers, competition and its effect on pricing, third-party relationships and revenues, and the risks detailed in Sigma’s Quarterly Reports on Form 10-Q for the quarter ended August 1, 2009, as filed with the SEC, and in other reports filed with the SEC by Sigma from time to time. These forward-looking statements speak only as of the date hereof. Sigma disclaims any obligation to update these forward-looking statements.

About Sigma Designs, Inc.

Sigma Designs is a leading fabless provider of highly integrated SoC solutions that are used to deliver multimedia entertainment throughout the home.  Sigma’s SoC solutions include media processors and wireless communication devices which combine semiconductors and software as critical components of high-growth consumer applications including IPTV-based set-top boxes, Blu-ray players, HDTVs, entertainment connectivity devices and RF-based home control devices.  Headquartered in Milpitas, Calif., Sigma Designs also has design centers or sales offices in Canada, China, Denmark, France, Japan, Korea (third party), Singapore and Taiwan.  For more information, please visit Sigma Designs’ website at www.sigmadesigns.com.

About CopperGate

CopperGate Communications is the only company whose standards-based chipsets enable carrier-class distribution of broadband digital content over all three types of existing wires in the home: coax, phone, and power.  The company sells its technology to OEMs who build solutions for multimedia home networking and multi-dwelling unit (MDU) broadband access markets.  CopperGate's chips are used in set-top boxes, residential gateways, optical network terminators and Ethernet bridges.  CopperGate is headquartered in Tel Aviv, Israel with offices in the United States, Taiwan, Korea, China, Japan, and Brazil. For more information, please visit CopperGate’s website at www.copper-gate.com.

###